                                                                   EXHIBIT 11-2

                         NAC RE CORP. AND SUBSIDIARIES
                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

FULLY DILUTED EARNINGS PER SHARE OF COMMON STOCK AND COMMON STOCK EQUIVALENTS

                                 THREE MONTHS ENDED           NINE MONTHS ENDED
                                     SEPTEMBER 30,              SEPTEMBER 30,
                             --------------------------  --------------------------
                                 1997          1996          1997          1996
                             ------------  ------------  ------------  ------------
Net income applicable to
  Common Stock.............     $20,670      $  16,038      $ 69,106     $  53,224
After-tax add back of
  convertible debenture
  interest and
  amortization.............         876            876         2,628         2,628
                             ------------  ------------  ------------  ------------
Adjusted net income........     $21,546       $ 16,914      $ 71,734     $  55,852
                             ------------  ------------  ------------  ------------
                             ------------  ------------  ------------  ------------
Average number of common
  shares outstanding.......  18,371,712     18,750,668    18,392,846    18,957,387

Add:
Assumed exercise of
  dilutive stock options
  (1)......................     565,347        400,078       572,007       402,900
Assumed conversion of
  convertible debentures
  (2)......................   2,020,202      2,020,202     2,020,202     2,020,202
                             ------------  ------------  ------------  ------------
Common stock and common
  stock equivalents
  outstanding..............  20,957,261     21,170,948    20,985,055    21,380,489
                             ------------  ------------  ------------  ------------
                             ------------  ------------  ------------  ------------

Fully diluted earnings per
  share....................       $1.03          $0.80         $3.42         $2.61
                             ------------  ------------  ------------  ------------
                             ------------  ------------  ------------  ------------

------------------------

(1) Computed utilizing the higher of ending or average market price of the Common Stock for the period.

(2) Reflects the assumed conversion of the Company's 5.25% Convertible Subordinated Debentures due 2002.

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